Exhibit 99.2
Janus Investment Funds

		Lipper Rankings Based on Total Returns as of 12/31/04

		1-Year		3-Year		5-Year		10-Year

		Percentile	Rank/	Percentile	Rank/	Percentile	Rank/	Percentile	Rank/
		Rank	Total	Rank	Total	Rank	Total	Rank	Total
	Lipper Category	(%)	Funds	(%)	Funds	(%)	Funds	(%)	Funds

Growth Funds
Janus Enterprise Fund	Mid-Cap Growth Funds	6	29/529	30	124/425	93	262/282	68	74/109
Janus Fund	Large-Cap Growth Funds	75	489/652	37	197/538	59	246/418	37	49/133
Janus Mercury Fund	Large-Cap Growth Funds	16	103/652	22	117/538	78	326/418	6	8/133
Janus Olympus Fund	Multi-Cap Growth Funds	68	283/418	60	205/343	75	168/223	—	—
Janus Orion Fund	Multi-Cap Growth Funds	20	80/418	17	56/343	—	—	—	—
Janus Twenty Fund(1)	Large-Cap Growth Funds	1	1/652	6	32/538	78	323/418	1	1/133
Janus Venture Fund(1)	Small-Cap Growth Funds	11	56/515	12	49/427	83	257/310	33	28/85
Core Funds
Janus Balanced Fund	Balanced Funds	38	215/576	39	173/446	57	208/368	8	12/162
Janus Core Equity Fund	Large-Cap Core Funds	3	20/925	7	49/788	24	141/605	—	—
Janus Growth and Income Fund	Large-Cap Core Funds	11	94/925	25	191/788	56	335/605	3	6/221
Janus Risk-Managed Stock Fund	Multi-Cap Core Funds	5	32/722	—	—	—	—	—	—
Janus Contrarian Fund	Multi-Cap Core Funds	1	4/722	3	12/514	—	—	—	—
Income Funds
Janus Federal Tax-Exempt Fund(2)	General Muni Debt Funds	88	261/297	64	171/269	84	197/234	73	101/139
Janus Flexible Bond Fund(3)	Intermediate Inv Grade Debt Funds	56	256/460	11	39/379	65	173/266	9	11/132
Janus High-Yield Fund	High Current Yield Funds	60	248/416	71	246/346	22	59/275	—	—
Janus Short-Term Bond Fund	Short Investment Grade Debt Funds	16	31/195	36	46/127	40	40/99	38	21/55
International/ Global Funds
Janus Global Life Sciences Fund	Health/Biotechnolog Funds	y 10	18/195	49	77/159	79	56/70	—	—
Janus Global Opportunities Fund	Global Funds	37	115/317	18	45/250	—	—	—	—
Janus Global Technology Fund	Science & Technology Funds	62	189/305	61	170/279	64	84/131	—	—
Janus Overseas Fund	International Funds	42	357/854	75	527/703	72	367/513	5	7/163
Janus Worldwide Fund	Global Funds	97	308/317	99	246/250	93	165/178	43	24/56
Value Funds
Janus Mid Cap Value Fund — Inv(4)	Mid-Cap Value Funds	58	136/234	40	71/177	20	21/108	—	—
Janus Small Cap Value Fund — Inv.(1,4)	Small-Cap Core Funds	88	490/556	76	338/448	27	83/318	—	—

	Percent of JIF Funds per Lipper
	Quartile based on Total Returns

	1-Year	3-Year	5-Year	10-Year

1st Quartile	47.8%	40.9%	15.8%	50.0%
2nd Quartile	13.1	27.3	10.5	33.3
3rd Quartile	26.1	22.7	36.9	16.7
4th Quartile	13.0	9.1	36.8	0.0
Past performance is no guarantee of future results.
Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested.
Call 1-800-525-3713 for current month end performance.
Funds not ranked by Lipper are not included in percentages disclosed on pages 4 and 5. Rankings exclude money market funds.
A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information.

1.	Closed to new investors.

2.	Effective 02/25/05, Sharon Pichler is no longer the portfolio manager of Janus Federal Tax-Exempt Fund, and Doug Nelson is now the Fund manager.

3.	Effective February 28, 2005, Janus Flexible Income Fund changed its name to Janus Flexible Bond Fund and added to its investment policy to state that at least 80% of its net assets (plus borrowings for investment purposes) will be invested in bonds.

4.	Rating is for the investor share class only; other classes may have different performance characteristics.

JANUS INVESTMENT FUNDS
Morningstar Ratings based on risk-adjusted returns as of 12/31/04

Growth & Core
(Inception Date)	Morningstar Category	Overall	Three Years	Five Years	Ten Years
Janus Fund (2/70)	Large Growth	«««(1,039)	«««(1,039)	«««(743)	«««(260)
Janus Twenty Fund* (4/85)	Large Growth	««««(1,039)	«««««(1,039)	««(743)	««««(260)
Janus Olympus Fund (12/95)	Large Growth	««(1,039)	«««(1,039)	««(743)	—
Janus Orion Fund (6/00)	Mid-Cap Growth	«««(641)	«««(641)	—	—
Janus Mercury Fund (5/93)	Large Growth	«««««(1,039)	««««(1,039)	««(743)	««(260)
Janus Enterprise Fund (9/92)	Mid-Cap Growth	««(641)	«««(641)	««(430)	««(160)
Janus Venture Fund* (4/85)	Small Growth	««(554)	«««« (554)	««(402)	««(123)
Janus Growth and Income Fund (5/91)	Large Growth	«««««(1,039)	«««« (1,039)	««««(743)	«««««(260)
Janus Contrarian Fund (2/00)	Mid-CapBlend	««««(283)	««««(283)	—	—
Janus Core Equity Fund (6/96)	Large Blend	««««(1,216)	««««(1,216)	««««(901)	—
Janus Balanced Fund (9/92)	Moderate Allocation	««««(654)	«««(654)	««« (515)	«««««(212)
International & Global (Inception Date)
Janus Worldwide Fund (5/91)	World Stock	««(274)	«(274)	««(208)	«««(73)
Janus Overseas Fund (5/94)	Foreign Large Growth	««««(175)	«««(175)	«««(131)	««««(48)
Janus Global Technology Fund (12/98)	Specialty-Technology	«««(265)	««« (265)	«««(125)	—
Janus Global Life Sciences Fund (12/98)	Specialty-Health	««(157)	«««(157)	««(69)	—
Janus Global Opportunities Fund (6/01)	World Stock	««««(274)	««««(274)	—	—
Value (Inception Date)
Janus Focused Value Fund (3/90)	Mid-Cap Value	««««(199)	«««(199)	««««(128)	«««« (47)
Janus Mid Cap Value Fund
— Investor Shares(3) (8/98)	Mid-Cap Value	«««««(199)	««««(199)	«««««(128)	—
Janus Mid Cap Value Fund
— Institutional Shares(4) (8/98)	Mid-Cap Value	«««««(199)	««««(199)	«««««(128)	—
Janus Small Cap Value Fund
— Investor Shares(3) (10/87)	Small Value	««««(201)	«(201)	«««(154)	«««««(40)
Janus Small Cap Value Fund
— Institutional Shares(4) (10/87)	Small Value	««««(201)	««(201)	«««(154)	«««««(40)
Fixed-Income (Inception Date)
Janus Flexible Bond Fund(1) (7/87)	Intermediate-Term Bond	««««(738)	««««(738)	«««(554)	«««««(275)
Janus High-Yield Fund (12/95)	High Yield Bond	««««(347)	«««(347)	««««(274)	—
Janus Short-Term Bond Fund (9/92)	Short-Term Bond	«««(226)	«««(226)	«««(185)	«««(101)
Janus Federal Tax-Exempt Fund(2) (5/93)	Muni National Long	«««(258)	««««(258)	««(232)	««(149)
Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.
The Overall Morningstar Rating™ for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Rating™ metrics.
Data presented reflects past performance, which is no guarantee of future results.
A fund’s performance may be affected by risks that include those associated with non-diversification, investments in foreign securities, non-investment grade debt securities, undervalued companies or companies with a relatively small market capitalization. Please see a Janus prospectus for more detailed information.
For each fund with at least a three-year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star.
Funds not rated by Morningstar are not included in percentages disclosed on page 4. Ratings exclude Money Market funds.

*	Closed to new investors. (1) Effective February 28, 2005, Janus Flexible Income Fund changed its name to Janus Flexible Bond Fund and added to its investment policy to state that at least 80% of its net assets (plus borrowings for investment purposes) will be invested in bonds. (2) Effective February 25, 2005, Douglas E. Nelson has been appointed Portfolio Manager of Janus Federal Tax-Exempt Fund, replacing Sharon Pichler. Sharon will continue as Portfolio Manager of Janus Tax-Exempt Money Market Fund and Co-Portfolio Manager of Janus Money Market Fund. (3) Ratings are for the Investor share class only; other classes may have different performance characteristics. (4) Ratings are for the Institutional share class only; other classes may have different performance characteristics.
Funds Distributed by Janus Distributors, LLC.